Exhibit A

Mutual Fund Series Trust

Class N Master Distribution Plan

AMENDMENT Dated May 7, 2020

The Class N Master Distribution Plan has been adopted with respect to the following Funds:

Eventide Gilead Fund

Eventide Healthcare & Life Sciences Fund

Eventide Multi-Asset Income Fund

Eventide Dividend Opportunities Fund

Eventide Limited-Term Bond Fund

Eventide Exponential Technologies Fund

Eventide Core Bond Fund

Mutual Fund Series Trust

Dated as of May 7, 2020                               By: /s/ Jerry Szilagyi

Jerry Szilagyi, Trustee